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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): DECEMBER 12, 2003

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                   333-69006          84-1407365
(State or Other Jurisdiction    (Commission        (I.R.S. Employer
         of Incorporation)       File Number)       Identification Number)


         5847 SAN FELIPE STREET, SUITE 3220
         HOUSTON, TEXAS                                    77057-3000
         (Address of Principal Executive Offices)          (Zip Code)

                                 (713) 914-9600
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

BRIDGE AGREEMENT

                  A Bridge Agreement (the "Bridge Agreement"), dated December 12, 2003, was entered into between Dwango North America Corp. (the "Company") and Alexandra Global Master Fund Ltd. (the "Fund"). Pursuant to the Bridge Agreement, the Company initially issued to the Fund, in consideration of $300,000, 250,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), and warrants to purchase 125,000 shares of Common Stock at an exercise price of $1.20 per share (the "Bridge Warrant"). In lieu of converting the foregoing shares of Common Stock and Warrants into the securities issued in the January 2004 Financing (as defined below) as contemplated by the Bridge Agreement, the Company and the Fund, on January 8, 2004, agreed that the Company would issue to the Fund an additional Bridge Warrant to purchase 125,000 shares of Common Stock and the previously issued Common Stock and Bridge Warrant would remain outstanding. Reference is made to the Bridge Agreement and the Bridge Warrant, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

THE JANUARY 2004 FINANCING

         On January 8, 2004, the Company completed a private placement to the Fund of convertible notes and warrants (the "January 2004 Financing"). In this connection, the Company and the Fund entered into a Note Purchase Agreement, dated January 8, 2004 (the "Note Purchase Agreement"). The gross proceeds of this transaction were $1,700,000 and are intended to be for working capital and general corporate purposes.

         Pursuant to the January 2004 Financing, the Company issued a $1,700,000 principal amount 9% Senior Convertible Note (the "Convertible Note"), convertible into the aggregate of 1,416,667 shares of Common Stock ($1.20 per share), and warrants to purchase an aggregate of 708,333 shares of Common Stock at $1.20 per share (the "January 2004 Warrant").

         The Convertible Note is due on January 8, 2007, which date may be accelerated in certain circumstances. Interest is payable quarterly in cash or in shares of Common Stock, at the option of the Company. The Convertible Note is of equal rank in the entitlement to payment in the event of bankruptcy, liquidation or reorganization with the $2,500,000 of Senior Convertible Notes issued by the Company in 2003 (the "2003 Notes"). An amendment, consent and waiver was obtained from the holders of the 2003 Notes prior to the completion of the January 2004 Financing.

         The January 2004 Warrant is exercisable until January 8, 2008.

         Both the Convertible Note and the January 2004 Warrant contain anti-dilution protection in certain events. In addition, both instruments provide that the number of shares that may be acquired at any time by the Fund under either such instrument shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Fund, would result in beneficial ownership by the Fund of more than 9.9% of the shares of Common Stock for the purposes of Section 13(d) or Section 16 under the Securities Exchange

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Act of 1934.
         Reference is made to the Note Purchase Agreement, the Convertible Note and the January 2004 Warrant for all the terms and provisions thereof, copies of which are attached hereto as Exhibits 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

DWANGO CO., LTD. CONVERSION

     On January 5, 2004, Dwango Co., Ltd, a Japanese company with whom the Company has a license agreement, converted 389,402 shares of common stock, par value $.001, of the Company's subsidiary, Dwango North America, Inc. ("DNA, Inc."), into 542,624 shares of Common Stock of the Company. Such conversion was on the same terms as the former shareholders of DNA, Inc. converted their shares of DNA, Inc. to Common Stock in connection with the reverse acquisition consummated by the Company on September 29, 2003. DNA, Inc. is now a wholly-owned subsidiary of the Company.





ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (c)  EXHIBITS.



EXHIBIT NO.             DESCRIPTION

4.1                     Bridge Agreement.
4.2                     Form of Bridge Warrant.
4.3                     Note Purchase Agreement.
4.4                     Convertible Note.
4.5                     January 2004 Warrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 2004

                                                      DWANGO NORTH AMERICA CORP.


                                                     By: /s/ Jacques Faust
                                                         -------------------
                                                         Jacques Faust
                                                         Chief Financial Officer




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                                  EXHIBIT INDEX




EXHIBIT NO.             DESCRIPTION

4.1                     Bridge Agreement.
4.2                     Form of Bridge Warrant.
4.3                     Note Purchase Agreement.
4.4                     Convertible Note.
4.5                     January 2004 Warrant.




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